UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 3, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2011, six indirect operating subsidiaries of Sun Communities, Inc. (the “Company”) entered into a Second Amended and Restated Master Credit Facility Agreement with PNC Bank, National Association, and Fannie Mae, as amended on October 3, 2011.  The agreement was entered into in connection with the settlement of litigation the Company commenced over certain fees charged when the variable rate loan facility was extended in April 2009.  On January 3, 2012, the agreement became effective and the litigation was dismissed. Pursuant to the agreement, the Company has a $152.4 million variable rate facility and a $10.0 million variable rate facility, each of which matures on May 1, 2023 and provides for interest-only payments until May 1, 2014, after which principal and interest payments will be due based on a 30-year amortization.  The interest rate for the $152.4 million variable rate facility is equal to the 90-day LIBOR index, plus an investor spread equal to 97 basis points, plus a variable facility fee equal to 90 basis points through maturity.  The interest rate for the $10.0 million variable rate facility is equal to the 90-day LIBOR index, plus an investor spread equal to 95 basis points, plus a variable facility fee equal to 172 basis points through maturity. The 90-basis point variable facility fee applicable to the $152.4 million variable rate facility was retroactively applied to the variable rate facility as of January 1, 2011, which resulted in a reduction in the facility fee charged on the Company’s variable rate facility, the effect of which reduced interest expense by $1.7 million through December 31, 2011. The Company has the option to convert the variable rate facility into a fixed-rate facility after the one-year anniversary of the effective date of the agreement pursuant to the terms of the agreement.  Pursuant to the agreement, PNC Bank will complete a full underwriting of the three existing fixed-rate facility notes which mature in 2013 and 2014, and pursuant to which the Company has borrowed an aggregate of $211.5 million as of January 3, 2012, and the Company at its election, subject to the satisfaction of certain conditions, may extend the maturity dates of the three existing fixed-rate facility notes to May 1, 2023.  The Company has the option to convert the fixed-rate facility notes, in whole or in part, into variable or fixed rate components, pursuant to the terms of the agreement.  The credit facility is secured by mortgages encumbering 34 manufactured housing communities comprised of real and personal property owned by the borrowers. Additionally, the Company has provided a guaranty of the recourse carve-out obligations of the borrowers under the credit facility. As of January 3, 2012, there were $152.4 million of borrowings under the $152.4 million variable rate facility and $10.0 million of borrowings under the $10.0 million variable rate facility.

The foregoing description is qualified in its entirety by reference to the credit agreement and the promissory notes for the variable rate facilities, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.	Description	Method of Filing

10.1	Second Amended and Restated Master Credit Facility Agreement dated July 27, 2011, among, PNC Bank, National Association and Fannie Mae	(1)
10.2	Variable Facility Note dated January 3, 2012 made by Sun Secured Financing LLC, Aspen-Ft. Collins Limited Partnership, Sun Secured Financing Houston Limited Partnership, Sun Communities Finance, LLC, Sun Holly Forest LLC, and Sun Saddle Oak LLC in favor of PNC Bank, National Association, in the original principal amount of $152,362,500	(2)
10.3	Variable Facility Note dated January 3, 2012 made by Sun Secured Financing LLC, Aspen-Ft. Collins Limited Partnership, Sun Secured Financing Houston Limited Partnership, Sun Communities Finance, LLC, Sun Holly Forest LLC, and Sun Saddle Oak LLC in favor of PNC Bank, National Association, in the original principal amount of $10,000,000	(2)

(1) Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 27, 2011
(2) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: January 6, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Second Amended and Restated Master Credit Facility Agreement dated July 27, 2011, among, PNC Bank, National Association and Fannie Mae	(1)
10.2	Variable Facility Note dated January 3, 2012 made by Sun Secured Financing LLC, Aspen-Ft. Collins Limited Partnership, Sun Secured Financing Houston Limited Partnership, Sun Communities Finance, LLC, Sun Holly Forest LLC, and Sun Saddle Oak LLC in favor of PNC Bank, National Association, in the original principal amount of $152,362,500	(2)
10.3	Variable Facility Note dated January 3, 2012 made by Sun Secured Financing LLC, Aspen-Ft. Collins Limited Partnership, Sun Secured Financing Houston Limited Partnership, Sun Communities Finance, LLC, Sun Holly Forest LLC, and Sun Saddle Oak LLC in favor of PNC Bank, National Association, in the original principal amount of $10,000,000	(2)

(1) Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 27, 2011
(2) Filed herewith.